EXHIBIT 99.1

Westamerica Bancorporation Increases Stock Repurchase Plan Authorization

SAN RAFAEL, Calif., April 24, 2026 (GLOBE NEWSWIRE) -- Westamerica Bancorporation (NASDAQ: WABC) today announced that its Board of Directors approved an increase in the Company’s stock repurchase plan authorization by 2,000,000 shares. After accounting for shares previously purchased, and the 785,023 available under the prior authorization, the Company currently has 2,785,023 shares remaining under the expanded plan, which represents 11.8 percent of the Company’s common stock outstanding as of March 31, 2026.

Under the plan the Company may repurchase, as conditions warrant, shares of the Company’s common stock on the open market or in privately negotiated transactions prior to December 31, 2026.

“The increase in our stock repurchase plan authorization recognizes Westamerica’s financial strength, conservative risk profile and reliable earnings,” stated Chairman, President and CEO David Payne. “Westamerica continues to proactively manage shareholder’s capital.”

Westamerica Bancorporation, through its wholly owned subsidiary, Westamerica Bank, operates banking and trust offices throughout Northern and Central California.

Westamerica Bancorporation Web Address: www.westamerica.com

For additional information contact:
Westamerica Bancorporation
1108 Fifth Avenue, San Rafael, CA 94901
Robert A. Thorson – Investment Relations Contact, 707-863-6090
investments@westamerica.com

FORWARD-LOOKING INFORMATION:

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors — many of which are beyond the Company's control — could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's most recent reports filed with the Securities and Exchange Commission, including the annual report for the year ended December 31, 2025 filed on Form 10-K and quarterly report for the quarter ended September 30, 2025 filed on Form 10-Q, describe some of these factors, including certain credit, interest rate, operational, liquidity and market risks associated with the Company's business and operations. Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, cyber security risks, legislation including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999, and mergers and acquisitions.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward looking statements are made.